Exhibit 99.1

N-able Announces First Quarter 2024 Results

First-Quarter 2024 Revenue Increased 14% Year-Over-Year

Raised Full-Year 2024 Constant Currency Revenue Outlook to 10% - 11% Year-Over-Year Growth

Raised Full-Year 2024 Adjusted EBITDA Margin Outlook to 35%

BURLINGTON, Massachusetts - May 9, 2024 - N-able, Inc. (NYSE:NABL), a global software company helping IT services providers deliver remote monitoring and management, data protection as-a-service, and security solutions, today reported results for its first quarter ended March 31, 2024.

“It was a strong start to the year,” said N-able president and CEO John Pagliuca. “We saw broad-based demand across our growing software stack and advanced important initiatives across the business. Our MSP customers face significant pain points managing increasingly complex IT estates for their small and medium enterprise customers. We believe our multi-product platform is situated to solve these pain points and help MSPs grow their businesses. We aim to be the vendor of choice for MSPs everywhere and are eager to continue building on the results we delivered in the first-quarter.”

“We are pleased with our performance in the quarter, again exceeding our guidance on the top and bottom lines,” added N-able CFO Tim O’Brien. “There are encouraging indicators that our expanded product portfolio is resonating with customers, and we continue to innovate while delivering robust profitability.”

First quarter 2024 financial highlights:

•Total revenue of $113.7 million, representing 14.0% year-over-year growth, or 13.7% year-over-year growth on a constant currency basis.
•Subscription revenue of $111.5 million, representing 14.4% year-over-year growth, or 14.2% year-over-year growth on a constant currency basis.
•GAAP gross margin of 83.9% and non-GAAP gross margin of 84.7%.
•GAAP net income of $7.5 million, or $0.04 per diluted share, and non-GAAP net income of $19.8 million, or $0.11 per diluted share.
•Adjusted EBITDA of $39.6 million, up 21.0% year-over-year, representing an adjusted EBITDA margin of 34.8%.

For a reconciliation of our GAAP to non-GAAP results, please see the tables below.

Additional highlights for the first quarter of 2024 include:

•N-able was recognized by CRN®, a brand of The Channel Company, with a prestigious 5-Star Award in its 2024 Partner Program Guide. The 5-Star rating is awarded to the companies that have built their partner programs to go above and beyond in their commitment to nurturing strong, profitable, and successful channel partnerships.
•N-able showcased its Ecoverse vision for the future at its annual customer conference, Empower. N-able’s Ecoverse connects the disparate tools used by IT professionals and is designed to harmonize and transform modern IT through an open, unified ecosystem.
•N-able announced Cove’s Master of Disaster Recovery Class, a free 60-minute interactive online session focused on preparing MSPs to be disaster-ready. The class is a live, hands-on, immersive learning experience designed to equip MSPs with the confidence and expertise they need to implement best practices, including how to design and deliver proactive disaster recovery as a service.
•N-able was awarded the Advancing Diversity in Technology Leadership Award at the 2024 North America Spotlight Awards by CompTIA, the nonprofit trade association and a leading IT certification provider for the industry and its workforce. The award recognized N-able for its commitment to diversity, equity, and inclusion in the industry, and making a positive impact on the lives and careers of others through its values.

Balance Sheet

As of March 31, 2024, total cash and cash equivalents were $139.2 million and total debt, net of debt issuance costs, was $334.5 million.

The financial results included in this press release are preliminary and pending final review by the company and its external auditors. Financial results will not be final until N-able files its quarterly report on Form 10-Q for the period. Information about N-able's use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”

Financial Outlook

As of May 9, 2024, N-able is providing its financial outlook for the second quarter of 2024 and full-year 2024. The financial information below represents forward-looking non-GAAP financial information, including adjusted EBITDA. These non-GAAP financial measures exclude, among other items mentioned below, amortization of acquired intangible assets and developed technology, depreciation expense, income tax expense, interest expense, net, unrealized foreign currency (gains) losses, acquisition related costs, spin-off costs, stock-based compensation expense and related employer-paid payroll taxes and restructuring and other costs. We have not reconciled our estimates of these non-GAAP financial measures to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, these excluded items in future periods. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.

The financial outlook provided below reflects N-able's expectations, as of the date of this release, regarding the impact on its business of changing foreign exchange rates and current macroeconomic dynamics.

Financial Outlook for the Second Quarter of 2024

N-able management currently expects to achieve the following results for the second quarter of 2024:

•Total revenue in the range of $116.5 to $117.0 million, representing approximately 10% year-over-year growth, or 10% to 11% growth on a constant currency basis.
•Adjusted EBITDA in the range of $41.0 to $41.5 million, representing approximately 35% of total revenue.

Financial Outlook for Full-Year 2024

N-able management currently expects to achieve the following results for the full-year 2024:

•Total revenue in the range of $462.0 to $465.0 million, representing approximately 10% year-over-year growth, or 10% to 11% growth on a constant currency basis.
•Adjusted EBITDA in the range of $162.0 to $165.0 million, representing approximately 35% of total revenue.

Additional details on the company's outlook will be provided on the conference call.

Conference Call and Webcast

In conjunction with this announcement, N-able will host a conference call today to discuss its financial results, business and business outlook at 8:30 a.m. ET on May 9, 2024. A live webcast of the call will be available on the N-able Investor Relations website at http://investors.n-able.com. A replay of the webcast will be available on a temporary basis shortly after the event on the N-able Investor Relations website.

Forward-Looking Statements

This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the second quarter and full-year 2024 and the impact of macroeconomic conditions on our business. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be signified by terms such as “aim,” “anticipate,” “believe,” “continue,” “expect,” “feel,” “intend,” “estimate,” “seek,” “plan,” “may,” “can,” “could,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially and adversely different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) risks related to our spin-off from SolarWinds into a newly created and separately-traded public company, including that the spin-off may not achieve some or all of any anticipated benefits with respect to our business; that the distribution, together with certain related transactions, may not qualify as a transaction that is generally tax-free for U.S. federal income tax purposes, which could result in N-able incurring significant tax liabilities, and, in certain circumstances, requiring us to indemnify SolarWinds for material taxes and other related amounts pursuant to indemnification obligations under the tax matters agreement; (b) the impact of adverse economic conditions; (c) our ability to sell subscriptions to new managed service provider (“MSP”) partners, to sell additional solutions to our existing MSP partners and to increase the usage of our solutions by our existing MSP partners, as well as our ability to generate and maintain MSP partner loyalty; (d) any decline in our renewal or net retention rates; (e) the possibility that general economic conditions or uncertainty may cause information technology spending to be reduced or purchasing decisions to be delayed, including as a result of inflation, actions taken by central banks to counter inflation, rising interest rates, war and political unrest, military conflict (including between Russia and Ukraine and in the Middle East), terrorism, sanctions or other geopolitical events globally, or that such factors may otherwise harm our business, financial condition or results of operations; (f) any inability to generate significant volumes of high-quality sales leads from our digital marketing initiatives and convert such leads into new business at acceptable conversion rates; (g) any inability to successfully identify, complete and integrate acquisitions and manage our growth effectively; (h) any inability to resell third-party software or integrate third-party software into our solutions, or find suitable replacements for such third-party software; (i) risks associated with our international operations; (j) foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity; (k) risks that cyberattacks, including the cyberattack on SolarWinds’ Orion Software Platform and internal systems announced by SolarWinds in December 2020 (the “Cyber Incident”), and other security incidents may result in compromises or breaches of our, our MSP partners’, or their SME customers’ systems, the insertion of malicious code, malware, ransomware or other vulnerabilities into our, our MSP partners’, or their SME customers’ environments, the exploitation of vulnerabilities in our, our MSP partners’, or their SME customers’ security, the theft or misappropriation of our, our MSP partners’, or their SME customers’ proprietary and confidential information, and interference with our, our MSP partners’, or their SME customers’ operations, exposure to legal and other liabilities, higher MSP partner and employee attrition and the loss of key personnel, negative impacts to our sales, renewals and upgrades and reputational harm and other serious negative consequences, any or all of which could materially harm our business; (l) our status as a controlled company; (m) our ability to attract and retain qualified employees and key personnel; (n) the timing and success of new product introductions and product upgrades by us or our competitors; (o) our ability to protect and defend our intellectual property and not infringe upon others’ intellectual property; (p) the possibility that our operating income could fluctuate and may decline as percentage of revenue as we make further expenditures to expand our operations in order to support additional growth in our business; (q) our indebtedness, including increased borrowing costs resulting from rising interest rates, potential restrictions on our operations and the impact of events of default; (r) our ability to operate our business internationally and increase sales of our solutions to our MSP partners located outside of the United States; and (s) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors discussed in N-able’s Annual Report on Form 10-K for the year ended December 31, 2023, that N-able filed with the SEC on February 29, 2024. All information provided in this release is as of the date hereof and N-able undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with GAAP, we use certain non-GAAP financial measures to clarify and enhance our understanding, and aid in the period-to-period comparison, of our performance. We believe that these non-GAAP financial measures provide supplemental information that is meaningful when assessing our operating performance because they exclude the impact of certain amounts that our management and board of directors do not consider part of core operating results when assessing our operational performance, allocating resources, preparing annual budgets and determining compensation. Accordingly, these non-GAAP financial measures may provide insight to investors into the motivation and decision-making of management in operating the business.

N-able also believes that these non-GAAP financial measures are used by investors and security analysts to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures and the method by which their assets were acquired.

As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, their most comparable GAAP measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income.

N-able's management and board of directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Set forth in the tables below are the corresponding GAAP financial measures for each non-GAAP financial measure presented. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are set forth in the tables below.

Non-GAAP Gross Margin, Non-GAAP Operating Income and Non-GAAP Operating Margin. We provide non-GAAP total cost of revenue, non-GAAP gross margin, non-GAAP operating expense and non-GAAP operating income and related non-GAAP gross and operating margins excluding such items as stock-based compensation expense and related employer-paid payroll taxes, amortization of acquired intangible assets, acquisition related costs, spin-off costs and restructuring costs and other. We define non-GAAP gross and operating margins as non-GAAP gross profit and operating income divided by total revenue. Management believes these measures are useful for the following reasons:

•Stock-Based Compensation Expense and Related Employer-Paid Payroll Taxes. We provide non-GAAP information that excludes expenses related to stock-based compensation and related employer-paid payroll taxes associated with our employees’ participation in N-able's stock-based incentive compensation plans. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. Employer-paid payroll taxes on stock-based compensation is dependent on our stock price and the timing of the taxable events related to the equity awards, over which our management has little control, and does not necessarily correlate to the core operation of our business. Because of these unique characteristics of stock-based compensation and related employer-paid payroll taxes, management excludes these expenses when analyzing the organization’s business performance.
•Amortization of Acquired Technologies and Intangible Assets. We provide non-GAAP information that excludes expenses related to purchased technologies and intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors because the amortization of acquired technologies and intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.
•Acquisition Related Costs. We exclude certain expense items resulting from acquisitions, such as legal, accounting and advisory fees, changes in fair value of contingent consideration, costs related to integrating the acquired businesses, deferred compensation, severance and retention expense. We consider these adjustments, to some extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, acquisitions result in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude acquisition related costs allows investors to better review and understand the historical and current results of our continuing operations and also facilitates comparisons to our historical results and results of less acquisitive peer companies, both with and without such adjustments.
•Spin-off Costs. We exclude certain expense items resulting from the spin-off into a newly created and separately traded public company. These costs include legal, accounting and advisory fees, system implementation costs and other incremental costs incurred by us related to the separation from SolarWinds. The spin-off transaction results in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude these costs facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.
•Restructuring Costs and Other. We provide non-GAAP information that excludes restructuring costs such as severance, certain employee relocation costs, and the estimated costs of exiting and terminating facility lease commitments, as they relate to our corporate restructuring and exit activities. These costs are inconsistent in amount and are significantly impacted by the timing and nature of these events. Therefore, although we may incur these types of expenses in the future, we believe that eliminating these costs for purposes of calculating the non-GAAP financial measures facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.

Non-GAAP Net Income and Non-GAAP Net Income Per Diluted Share. We believe that the use of non-GAAP net income and non-GAAP net income per diluted share is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP net income is calculated as net income excluding the adjustments to non-GAAP gross profit and non-GAAP operating income and the income tax effect of the non-GAAP exclusions. We define non-GAAP net income per diluted share as non-GAAP net income divided by the weighted average outstanding common shares.

Adjusted EBITDA and Adjusted EBITDA Margin. We regularly monitor adjusted EBITDA and adjusted EBITDA margin, as they are measures we use to assess our operating performance. We define adjusted EBITDA as net income or loss, excluding amortization of acquired intangible assets and developed technology, depreciation expense, income tax expense, interest expense, net, unrealized foreign currency (gains) losses, acquisition related costs, spin-off costs, stock-based compensation expense and related employer-paid payroll taxes and restructuring and other costs. We define adjusted EBITDA margin as adjusted EBITDA divided by total revenue. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include: although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our related party debt; adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Non-GAAP Revenue on a Constant Currency Basis. We provide non-GAAP revenue on a constant currency basis to provide a framework for assessing our performance excluding the effect of foreign currency rate fluctuations. To present this information, current period results for revenue contracts denominated in currencies other than U.S. Dollars are converted into U.S. Dollars at the average exchange rates in effect during the corresponding prior period presented. We believe that providing non-GAAP revenue on a constant currency basis facilitates the comparison of non-GAAP revenue to prior periods.

Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate cash flow from operations, after the deduction of capital expenditures and prior to the impact of our capital structure, acquisition-related costs, restructuring costs, spin-off costs, employer-paid payroll taxes on stock awards and other one-time items, that can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.

About N-able

N-able fuels IT services providers with powerful software solutions to monitor, manage, and secure their customers’ systems, data, and networks. Built on a scalable platform, we offer secure infrastructure and tools to simplify complex ecosystems, as well as resources to navigate evolving IT needs. We help partners excel at every stage of growth, protect their customers, and expand their offerings with an ever-increasing, flexible portfolio of integrations from leading technology providers. n-able.com

© 2024 N-able, Inc. All rights reserved.

Source: N-able, Inc.
Category: Financial
CONTACTS:

Investors:	Media:
Tim O'Brien ir@n-able.com	Kim Cecchini Phone: 202.391.5205 pr@n-able.com

N-able, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$139,227	$153,048
Accounts receivable, net of allowances of $1,224 and $1,171 as of March 31, 2024 and December 31, 2023, respectively	39,752	40,013
Income tax receivable	10,446	8,001
Prepaid and other current assets	32,843	23,729
Total current assets	222,268	224,791
Property and equipment, net	35,414	36,838
Operating lease right-of-use assets	30,656	32,067
Deferred taxes	1,041	1,087
Goodwill	829,790	838,497
Intangible assets, net	6,136	6,717
Other assets, net	24,626	22,794
Total assets	$1,149,931	$1,162,791
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$4,032	$5,239
Accrued liabilities and other	36,421	49,366
Current operating lease liabilities	6,310	6,443
Income taxes payable	10,612	4,523
Current portion of deferred revenue	12,884	12,646
Current debt obligation	3,500	3,500
Total current liabilities	73,759	81,717
Long-term liabilities:
Deferred revenue, net of current portion	217	167
Non-current deferred taxes	1,775	1,820
Non-current operating lease liabilities	31,554	33,064
Long-term debt, net of current portion	331,032	331,509
Other long-term liabilities	2,532	3,154
Total liabilities	440,869	451,431
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value: 550,000,000 shares authorized and 184,762,998 and 183,220,689 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	185	183
Preferred stock, $0.001 par value: 50,000,000 shares authorized and no shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	—	—
Additional paid-in capital	667,161	666,522
Accumulated other comprehensive loss (income)	(5,986)	4,409
Retained earnings	47,702	40,246
Total stockholders' equity	709,062	711,360
Total liabilities and stockholders' equity	$1,149,931	$1,162,791

N-able, Inc.
Consolidated Statements of Operations
(In thousands, except per share information)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue:
Subscription and other revenue	$113,749	$99,818
Cost of revenue:
Cost of revenue	17,836	15,753
Amortization of acquired technologies	461	456
Total cost of revenue	18,297	16,209
Gross profit	95,452	83,609
Operating expenses:
Sales and marketing	35,816	32,563
Research and development	22,082	18,810
General and administrative	17,049	17,348
Amortization of acquired intangibles	14	564
Total operating expenses	74,961	69,285
Operating income	20,491	14,324
Other expense:
Interest expense, net	(7,621)	(7,200)
Other income, net	285	988
Total other expense, net	(7,336)	(6,212)
Income before income taxes	13,155	8,112
Income tax expense	5,699	4,573
Net income	$7,456	$3,539
Net income per share:
Basic earnings per share	$0.04	$0.02
Diluted earnings per share	$0.04	$0.02
Weighted-average shares used to compute net income per share:
Shares used in computation of basic earnings per share:	184,015	181,435
Shares used in computation of diluted earnings per share:	187,174	183,191

N-able, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities
Net income	$7,456	$3,539
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,819	5,667
Provision for (benefit from) doubtful accounts	53	(91)
Stock-based compensation expense	11,547	9,850
Deferred taxes	(6)	8
Amortization of debt issuance costs	399	394
Operating lease right-of-use assets, net	(46)	(110)
Loss on foreign currency exchange rates	796	25
(Gain) loss on contingent consideration	(1,407)	240
Other non-cash expenses	84	31
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	(121)	(1,393)
Income tax receivable	(2,462)	(5,816)
Prepaid expenses and other assets	(8,981)	(2,181)
Accounts payable	(1,389)	(270)
Accrued liabilities and other	(11,705)	(3,837)
Income taxes payable	6,005	5,297
Deferred revenue	289	509
Other long-term assets	(1,920)	(1,275)
Other long-term liabilities	(227)	44
Net cash provided by operating activities	4,184	10,631
Cash flows from investing activities
Purchases of property and equipment	(3,438)	(3,404)
Purchases of intangible assets	(1,689)	(2,211)
Net cash used in investing activities	(5,127)	(5,615)
Cash flows from financing activities
Payments of tax withholding obligations related to restricted stock units	(12,241)	(5,838)
Exercise of stock options	—	21
Proceeds from issuance of common stock under employee stock purchase plan	1,200	771
Repayments of borrowings from Credit Agreement	(875)	(875)
Net cash used in financing activities	(11,916)	(5,921)
Effect of exchange rate changes on cash and cash equivalents	(962)	138
Net decrease in cash and cash equivalents	(13,821)	(767)
Cash and cash equivalents
Beginning of period	153,048	98,847
End of period	$139,227	$98,080

Supplemental disclosure of cash flow information:
Cash paid for interest	$7,270	$6,689
Cash paid for income taxes	$1,779	$4,665

Supplemental disclosure of non-cash activities:
Change in purchases of property, equipment and leasehold improvements included in accounts payable and accrued expenses	$179	$(163)

N-able, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share information)
(Unaudited)

	Three Months Ended March 31,
	2024	2023

GAAP cost of revenue	$18,297	$16,209
Stock-based compensation expense and related employer-paid payroll taxes	(447)	(336)
Amortization of acquired technologies	(461)	(456)
Restructuring costs and other	—	(9)
Non-GAAP cost of revenue	$17,389	$15,408

GAAP gross profit	$95,452	$83,609
Stock-based compensation expense and related employer-paid payroll taxes	447	336
Amortization of acquired technologies	461	456
Restructuring costs and other	—	9
Non-GAAP gross profit	$96,360	$84,410

GAAP sales and marketing expense	$35,816	$32,563
Stock-based compensation expense and related employer-paid payroll taxes	(4,373)	(3,542)
Restructuring costs and other	(171)	—
Non-GAAP sales and marketing expense	$31,272	$29,021

GAAP research and development expense	$22,082	$18,810
Stock-based compensation expense and related employer-paid payroll taxes	(2,785)	(1,990)
Restructuring costs and other	(24)	(638)
Non-GAAP research and development expense	$19,273	$16,182

GAAP general and administrative expense	$17,049	$17,348
Stock-based compensation expense and related employer-paid payroll taxes	(5,362)	(4,748)
Acquisition related costs	1,396	(269)
Restructuring costs and other	(431)	20
Spin-off costs	(51)	(230)
Non-GAAP general and administrative expense	$12,601	$12,121

GAAP operating income	$20,491	$14,324
Amortization of acquired technologies	461	456
Amortization of acquired intangibles	14	564
Stock-based compensation expense and related employer-paid payroll taxes	12,967	10,616
Acquisition related costs	(1,396)	269
Restructuring costs and other	626	627
Spin-off costs	51	230
Non-GAAP operating income	$33,214	$27,086
GAAP operating margin	18.0%	14.4%
Non-GAAP operating margin	29.2%	27.1%

GAAP net income	$7,456	$3,539
Amortization of acquired technologies	461	456
Amortization of acquired intangibles	14	564
Stock-based compensation expense and related employer-paid payroll taxes	12,967	10,616
Acquisition related costs	(1,396)	269
Restructuring costs and other	626	627
Spin-off costs	51	230
Tax benefits associated with above adjustments (1)	(344)	(1,327)
Non-GAAP net income	$19,835	$14,974

GAAP diluted earnings per share	$0.04	$0.02
Non-GAAP diluted earnings per share	$0.11	$0.08

Shares used in computation of diluted earnings per share:	187,174	183,191
_________________
(1) The tax benefits associated with non-GAAP adjustments for the three months ended March 31, 2024, and 2023, respectively, is calculated utilizing the Company's individual statutory tax rates for each impacted subsidiary.

N-able, Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2024	2023

Net income	$7,456	$3,539
Amortization	1,862	1,997
Depreciation	3,957	3,670
Income tax expense	5,699	4,573
Interest expense, net	7,621	7,200
Unrealized foreign currency losses	796	25
Acquisition related costs	(1,396)	269
Spin-off costs	51	230
Stock-based compensation expense and related employer-paid payroll taxes	12,967	10,616
Restructuring costs and other	626	627
Adjusted EBITDA	$39,639	$32,746
Adjusted EBITDA margin	34.8%	32.8%

N-able, Inc.
Reconciliation of GAAP Revenue to Non-GAAP Revenue on a Constant Currency Basis
(In thousands, except percentages)
(Unaudited)

	Three Months Ended March 31,
	2024	2023	Growth Rate

GAAP subscription revenue	$111,517	$97,442	14.4%
Estimated foreign currency impact (1)	(211)	—	(0.2)
Non-GAAP subscription revenue on a constant currency basis	$111,306	$97,442	14.2%

GAAP other revenue	$2,232	$2,376	(6.1)%
Estimated foreign currency impact (1)	4	—	0.2
Non-GAAP other revenue on a constant currency basis	$2,236	$2,376	(5.9)%

GAAP subscription and other revenue	$113,749	$99,818	14.0%
Estimated foreign currency impact (1)	(207)	—	(0.2)
Non-GAAP subscription and other revenue on a constant currency basis	$113,542	$99,818	13.7%
_________________
(1) The estimated foreign currency impact is calculated using the average foreign currency exchange rates in the comparable prior year monthly periods and applying those rates to foreign-denominated revenue in the corresponding monthly periods for the three months ended March 31, 2024.

N-able, Inc.
Reconciliation of Unlevered Free Cash Flow
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2024	2023

Net cash provided by operating activities	$4,184	$10,631
Purchases of property and equipment	(3,438)	(3,404)
Purchases of intangible assets	(1,689)	(2,211)
Free cash flow	(943)	5,016
Cash paid for interest, net of cash interest received	7,270	6,689
Cash paid for acquisition related costs, restructuring costs, spin-off costs, employer-paid payroll taxes on stock awards and other one-time items	952	2,157
Unlevered free cash flow	$7,279	$13,862